Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is made as of December 23, 2016, by and among MyDx, Inc., a Nevada corporation (the “Company”), and YCIG, Inc. or its designees (“Subscriber”).

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/or Regulation D (“Regulation D”) as promulgated under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscriber, and the Subscribers shall purchase, (a) 300,000 shares of Series B Preferred Stock, par value $.001 per share of the Company, (the “Preferred Stock”), at a purchase price of $1.00 per share, pursuant to a Certificate of Designation to be approved by the Company and filed with the Secretary of State of Nevada designating the rights and privileges of the Preferred Stock, substantially in the form as annexed hereto as Exhibit A (the “Certificate”), (b) Warrants to purchase up to fifteen percent of the Company’s common stock, par value $0.001 (the “Common Stock”) of the Company (the “Warrant Shares”), at an exercise price of $0.001 per share, subject to adjustment (the “Exercise Price”), in substantially the form as annexed hereto as Exhibit B (the “Investor Warrants”), and (c) 30,000,000 restricted shares (the “Restricted Shares”) of Common Stock (all such transactions, collectively, the “Offering”). The Preferred Stock, the Investor Warrants, the Restricted Shares and the Warrant Shares are collectively referred to herein as the “Securities”; and

WHEREAS, simultaneously with the Closing, the Company’s is delivering an Escrow Agreement substantially in the form annexed hereto as Exhibit C (the “Escrow Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1. Purchase and Sale of Preferred Stock.

1.1. Sale and Issuance of Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of the State of Nevada on or before the Initial Closing (as defined below) the Certificate in the form of Exhibit A attached to this Agreement.

(b) Subject to the terms and conditions of this Agreement, Subscriber agrees to purchase at the Closing and the Company agrees to sell and issue to each Subscriber at the Closing units consisting of 300,000 shares of Preferred Stock, the Restricted Shares and Investor Warrants, at a purchase price of $1.00 per share of Preferred Stock (or an aggregate of $300,000). At Closing, the Company shall deliver to each Subscriber, among other closing documents mentioned herein, a certificate representing the Preferred Stock being purchased by such Subscriber at such Closing against payment of the purchase price therefore by check payable to the Company, by wire transfer to a bank account designated by the Company.

1.2. Use of Proceeds. In accordance with the directions of the Company’s Board of Directors, the Company shall use the proceeds from the sale of the Preferred Shares in accordance with Schedule 1.2 annexed hereto, other general corporate purposes.

2. Closing. The consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of Lucosky Brookman 101 Wood Avenue South, Woodbridge New Jersey 08830, upon the satisfaction of all conditions to Closing set forth in this Agreement, at a date and time acceptable to the parties (the date on which the actual Closing takes place shall be referred to as the “Closing Date”).

2.1 Closing Deliveries by Company. At Closing or immediately thereafter, if any requests are initiated, the Company shall have approved and filed the Certificate with the State of Nevada and delivered those closing documents and instruments required by Section 10 below.

2.2 Closing Deliveries by Executive. At each Closing, the Escrow and Warrant Agreement executed and delivered with respect to no less than 3,500,000,000 shares shall be delivered into Escrow to the Company’s Transfer Agent, all, duly authorized, approved, executed and delivered as set forth in Section 10 below.

2.3 Closing Deliveries by Subscriber. At each Closing, Subscriber shall deliver to the Company its respective portion of the Purchase Price in immediately available funds and this Agreement.

3. Subscriber’s Representations and Warranties. Subscribers hereby represents and warrants to and agrees with the Company, severally and not jointly, only as to such Subscriber that:

(a) Organization and Standing of the Subscribers. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action on the part of the Subscribers, and no further consent or authorization of such Subscriber or its board of directors, stockholders, partners, members or managers, as the case may be, is required.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby, do not conflict with such Subscriber’s charter documents or bylaws or other organizational documents. Subscriber is not required to obtain any consent, authorization or order of, or make any filing, notice filing or registration with, any court or governmental agency or creditor in order for it to execute, deliver or perform any of its obligations under this Agreement.

(d) Information on Company. Such Subscriber has reviewed and relied upon the accuracy of the “SEC Documents” (as defined in Section 5(h) hereof) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the “Subsidiaries” (as defined in Section 5(u) hereof) and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the investment in the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Subscriber or its representatives or counsel shall modify, amend or affect such Subscriber’s right to rely on the truth, accuracy and completeness of the SEC Documents (subject to a re-audit of the Company’s financial statements currently being conducted) and the Company’s representations and warranties contained in this Agreement.

(e) Information on Subscriber. The Subscriber is an “accredited investor”, as such term is defined in Regulation D promulgated under the 1933 Act, is experienced in investments and business matters, and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase of the Securities. The information set forth on the signature page hereto regarding the Subscriber is accurate. Such Subscriber is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(f) Investment Intent. Such Subscriber is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Subscriber’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Subscriber to hold the Securities for any period of time.

(g) Legends. Each Subscriber understands that the certificates or other instruments representing the Securities shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall, within five (5) business days, issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Securities are registered under the 1933 Act or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act.

(h) Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that such Subscriber may transfer the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement and Security Agreements. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(i) Enforceability. This Agreement has been duly authorized and executed by such Subscriber and, when delivered by the Subscriber, will become Subscriber’s valid and binding agreement enforceable against Subscriber in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(j) Group. Subscriber, together with any other shareholders or affiliates of Subscriber, is not part of a “Group” (as defined in Schedule 13 and Section 13 of the 1934 Act) and is not acting in concert with any person or persons as part of a Group with respect to the acquisition or holding of the Securities or any other securities of the Company, and does not have any agreement or understanding with any other person relating to the sale or voting of securities held by Subscriber or such other persons. In each case, a Group for the foregoing purposes shall only be deemed to exist if said Group beneficially owns or controls 5% or more (as defined in Rule 13(d) of the 1934 Act) of the voting securities of the Company.

(k) Funds.  The Subscriber has taken such measures as are required by law to assure that the funds used to pay to the Company the purchase price as set forth on the signature pages hereto are derived: (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

(l) Patriot Act and No Prohibited Investment.  The Subscriber is in compliance with any and all applicable provisions of the Patriot Act including, without limitation, amendments to the Bank Secrecy Act. If the Subscriber is a Financial Institution, it has established and is in compliance with all procedures required by the Subscriber and the Bank Secrecy Act. Subscriber hereby represents and warrants that the proposed investment in the Company is being made on its own behalf and does not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to Subscriber, including anti-money laundering laws (a "Prohibited Investment").  Federal regulations and Executive Orders administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <www.treas.gov/ofac>. Subscriber hereby represents and warrants that it is not a country, territory, person or entity named on an OFAC list, nor is Subscriber a natural person or entity with whom dealings are prohibited under any OFAC regulations.

4. Company Representations and Warranties. Except as set forth in the Schedule of Exceptions attached hereto as Schedule 4 (the “Schedule of Exceptions”), the Company represents and warrants to and agrees with each Subscriber that:

(a) Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Latest SEC Documents (as defined in Section 4(h)). The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or be reasonably likely to have a Material Adverse Effect. For purpose of this Agreement, a “Material Adverse Effect” shall mean any of (i) a material and adverse effect on the legality, validity or enforceability of any of this Agreement (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement.

(b) Capitalization. The authorized capital stock of the Company, other than the Conversion Shares (as defined in Section 10 below), consists of 10,000,000,000 shares of Common Stock, par value $0.001 per share, of which as of December 31, 2016, 575,000,000 shares are issued and outstanding as of the date hereof, and 10,000,000 shares of “blank check” preferred stock of which 51 shares have been designated as “Series A Preferred Stock” and issued, and 300,000 shares have been designated as “Series B Preferred Stock” and reserved for issuance to Subscriber hereby in one or more series. In addition, at Closing or immediately after but no later than (the following business day), the Certificate will have been duly authorized and filed. Except as disclosed in the Latest SEC Documents (as defined in Section 4(h)), no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or, the existence of any such rights will be waived prior to Closing. Except as disclosed in the SEC Documents, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act and (iv) except as set forth on Schedule 4(b), there are no outstanding registration statements and there are no outstanding comment letters from the Securities and Exchange Commission (the “Commission”) or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement (except, to the extent, if any, that such rights are understood prior to Closing). The Company has reserved for issuance all of the Conversion Shares upon conversion of the Preferred Stock.

(c) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Preferred Stock and Investor Warrants, and, upon conversion or exercise thereof, the Conversion Shares and Warrant Shares, respectively, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company (or any subsidiary) to which it is a party and the consummation by it or them of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Stock, the Conversion Shares, the Investor Warrants and the Warrant Shares and the reservation for issuance and the issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof (whether in the event of a mandatory redemption of Preferred Stock or otherwise), have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) on or before the Closing Date, this Agreement will have been duly executed and delivered by the Company, (iv) this Agreement will, when executed and delivered constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(d) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, or FINRA, the SEC, or the OTC Bulletin Board market system or the Company’s stockholders, is required for the execution by the Company of this Agreement to which it is a party and compliance and performance by the Company of its covenants and obligations under this Agreement, including, without limitation, the issuance and sale of the Securities.

(e) No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Section 3 are true and correct (except with respect to Section 3(c)), neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement will: (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Articles of Incorporation of the Company as in effect on the date hereof, including the Certificate (the “Certificate of Incorporation”), the Bylaws of the Company as in effect on the date hereof (the “Bylaws”) or other organizational documents of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have or be reasonably likely to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates; or (iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or (iv) result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(f) Issuance of the Securities. The Securities upon issuance: (i) are free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws; (ii) have been duly and validly authorized and on the date exercise of the Investor Warrants, the Warrant Shares will be duly and validly issued, fully paid and non-assessable or if registered pursuant to the 1933 Act, and if resold pursuant to an effective registration statement, will be freely tradable without any restriction whatsoever; (iii) will not have been issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company; and (iv) will not subject the holders thereof to personal liability by reason of being such holders.

(g) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents to which it is a party. Except as disclosed Schedule 4(g) to the Schedule of Exceptions or as disclosed in the Latest SEC Documents (as defined in Section 4(h)), there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have or be reasonably likely to have a Material Adverse Effect.

(h) SEC Documents: Financial Statements. Since September 30, 2016 the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission under the 1934 Act (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents” and any of the foregoing filed prior to the date hereof for periods ending on or after December 31, 2006 or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “Latest SEC Documents”). As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) are the subject of a re-audit by the Company’s current principal auditors. The Company has not, in the past two years, received any notice from FINRA, the NASD, the Pink Sheets quotation system or the SEC, advising the Company that it is in danger of having its securities de-listed, or that any late filings of SEC reports by it in the future would endanger the eligibility of its common stock to remain quoted on the Pink Sheets or any other quotations service.

(i) No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j) Information Concerning Company. The Subscriber has not been provided with any material non-public information concerning the Company, except (i) as the terms and conditions of the transactions contemplated hereby may constitute such information, or (ii) pursuant to non-disclosure agreements or documents of similar purpose. The Company understands and confirms that the Subscriber will rely on the representations and covenants herein effecting transactions in securities of the Company. All disclosure provided to the Subscriber regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects as of the date thereof and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein, (subject to a re-audit as disclosed in certain SEC Documents) and disclosed in the Latest SEC Documents which are subject to audit.

(k) Stop Transfer. The Securities, when issued, will be restricted securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

(l) Defaults. The Company is not in violation of its Certificate of Incorporation or Bylaws. The Company is (i) not in default under or in violation of any agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have or be reasonably likely to have a Material Adverse Effect or which default has not been waived for purposes of allowing the issuance of the Preferred Stock and entry into this Agreement, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have or be reasonably likely to have a Material Adverse Effect.

(m) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings.

(n) No General Solicitation; Private Placement. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities. Assuming the accuracy of the Subscribers’ representations and warranties set forth in Sections 3(d)-(f), no registration under the 1933 Act is required for the offer and sale of the Securities by the Company to the Subscribers under this Agreement.

(o) Listing. The Company has not received any oral or written notice that its Common Stock is not eligible or will become ineligible for quotation on the Pink Sheets or OTC Bulletin Board, and there have been no FINRA or similar hearings relating to the listing or quotation of the Company’s securities on such market or any other market in the past two years, or that its Common Stock does not meet all requirements for the continuation of such quotation, and the Company satisfies all the requirements for the continued listing of its Common Stock on the Pink Sheets or OTC Bulletin Board.

(p) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed as of the respective dates as of which the information is given in the SEC Documents, other than those incurred in the ordinary course of the Company’s businesses since October 31, 2016 and which, individually or in the aggregate, would not reasonably be expected to have or be reasonably likely to have a Material Adverse Effect.

(q) No Undisclosed Events or Circumstances. event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

(r) Acknowledgment Regarding Subscribers’ Purchase of the Securities. The Company acknowledges and agrees that the Subscribers are acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Subscribers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Subscribers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Subscribers’ purchase of the Securities. The Company further represents to the Subscribers that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(s) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants (other than those specified designates with the independent auditors or the Company’s financial statements which have already been disclosed in the SEC Reports), and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

(t) Omitted.

(u) Title to Assets. Except as set forth in the Latest SEC Documents, the Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all liens, except for liens as do not materially affect the actual value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

(v) Patents and Trademarks. The Company and its subsidiaries have, or have rights to use, in accordance with applicable U.S. or foreign laws where it transacts business, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Latest SEC Documents and which the failure to so have could, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any person. o the knowledge of the Company, there is no existing infringement by another person of any of the Intellectual Property Rights.

(w) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company will not incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(x) Compliance with Law. The Company and its subsidiaries are conducting business in all material respects in compliance with all applicable laws and orders. The Company and the Subsidiaries hold all permits of all governmental authorities that by the nature of the operations of the business conducted by it or the ownership of the assets owned by it are permits required to conduct the operation and ownership thereof in the manner currently conducted or to use such assets in the manner currently utilized in the business, except for such permits, if any, as to which the failure to hold are not reasonably likely to have a Material Adverse Effect.

(y) Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval. The Company and its Subsidiaries have not been notified by any governmental authority that any such environmental permits will be modified, suspended or revoked or cannot be renewed in the ordinary course of business consistent with past practice. There are no present or past environmental conditions at any property owned, leased or used by the Company or any Subsidiary. There is no pending or, to the best knowledge of the Company, threatened environmental claim against the Company or any Subsidiary relating to their business or the properties owned, leased or used thereby, or against any entity relating to the business of the Company or such properties, for which the Company or any Subsidiary may have any liability. There are no hazardous materials or other conditions at, under or emanating from, and there has been no release at, on or adjoining, any real property currently or formerly owned, operated or leased by the Company or any Subsidiary or their respective predecessors in interest that would reasonably be expected to give rise to an environmental claim against or liability of any of the foregoing under any Environmental Law. Neither the Company nor any Subsidiary has assumed, contractually or by operation of applicable law, any liabilities of any third party under any Environmental Law.

(z) Tax Status. Company and each of its Subsidiaries has made and filed through December 31, 2015 (and has valid extensions for all applicable periods thereafter) all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, in each case, except where the failure to make such filing or payment or set aside such amount would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

(aa) Certain Transactions. Except as set forth in the Latest SEC Documents, and except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the Latest SEC Documents, none of the officers, directors, or employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director trustee or partner.

5. Exempt Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. The Company will provide, at the Company’s expense, such legal opinions in the future as are reasonably necessary for the issuance and resale of the Warrant Shares issuable upon the due exercise of the Investor Warrants.

6. Broker/Legal Fees. The Company on the one hand, and each Subscriber (for itself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.

7. Covenants of the Company. The Company covenants and agrees with the Subscriber as follows:

(a) Listing. The Company will maintain the listing of its Common Stock on the OTC Bulletin board or any other national exchange or listing system, whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable.

(b) Market Regulations. The Company shall notify the Commission of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

(c) Reservation. The Company undertakes to reserve from its authorized but unissued shares of Common Stock (i) 50% of the number of Warrant Shares as are issuable upon exercise of the Investor Warrants and (ii) 100% of the maximum number of Conversion Shares as may be issued upon conversion in the event of a mandatory conversion. Failure to have sufficient shares reserved pursuant to this Section 9(d) for three (3) consecutive business days or ten (10) days in the aggregate shall be a material default of the Company’s obligations under this Agreement and the Preferred Stock.

(d) Books and Records. From the date of this Agreement and until the later of (i) two (2) years after the Closing Date, or (ii) until all the Preferred Stock have been converted and Conversion Shares resold or transferred by all Subscriber or are eligible for resale pursuant Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(e) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 11 and 12 of this Agreement.

(f) Restricted Shares Guaranteed Return. The Company has guaranteed the Subscriber shall receive a net sales price, minus sales commissions and fees, of $25,500 from the eventual sale of the Restricted Shares.

8. Covenants of the Company Regarding Indemnification.

(a) The Company agrees to indemnify, hold harmless, reimburse and defend the subscriber, the subscriber’s officers, directors, agents, Affiliates, control persons, and principal stockholders or, equity holders, against any actual: claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty made by the Company in this Agreement or in any Exhibits or Schedules attached hereto or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder.

9. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Preferred Stock, if any are requested to be purchased, Investor Warrants and Restricted Shares to the Subscriber at any Closing, is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s benefit and may be waived by the Company at any time in its sole discretion:

(a) The Subscriber(s) shall have executed this Agreement and any of the other transaction documents to which it is a party, and delivered it to the Company.

(b) The Subscriber shall have delivered to the Company the Purchase Price and by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of the Subscriber(s) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Subscriber on or before the Closing Date.

10. Conditions to the Subscribers’ Obligation to Purchase. The obligation of the Subscriber hereunder to subscribe for the Preferred Stock to be sold at the Initial Closing or any subsequent closing, Restricted Shares and Investor Warrants to be sold at Initial Closing or any subsequent closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any which may be waived at Subscriber’s sole and absolute discretion:

(a) The Certificate shall have been duly authorized and approved and filed with the State of Nevada, and in full force and effect;

(b) Certificates representing the Preferred Stock shall be executed and delivered to each Subscriber,

(c) The Company shall have approved, authorized executed and delivered:

(i) the Escrow Agreement to the agent for the Subscriber set forth therein (the “Agent”) along with the 3,500,000,000 shares of Common Stock for issuance upon conversion of the Preferred Stock, based on the adjusted Conversion Price (as defined in the Certificate) and shall have reserved such shares plus any other shares that may be issuable upon conversion of the Preferred Stock for issuance thereon (the “Conversion Shares”),

(ii) Investor Warrants to purchase such number of Warrant Shares as equals the number of Conversion Shares into which the Preferred Stock issued is convertible into, all duly authorized, approved, executed and delivered by the Company, and a as well as a legal opinion from counsel to the Company, as reasonably approved by the Subscriber’s, which shall contain customary opinions relating to enforceability, validity, due authority, no conflicts of laws of all agreements and securities issued as well as the valid and fully paid issuance of Preferred Stock and all other securities contemplated hereby (the “Opinion”).

(d) The Common Stock shall be authorized for quotation on the Pink Sheets and trading in the Common Stock shall not have been suspended for any reason.

(e) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or prior to the Closing Date. If requested by the Subscribers, the Subscribers shall have received a certificate, executed by the President and the Treasurer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Subscribers.

(f) Omitted

(g) The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting exercise of the Investor Warrants, that number of shares of Common Stock as shall be equal to 50% of the number of shares of Common Stock required to effect the exercise of all the Investor Warrants to be outstanding immediately following the Closing Date.

(h) The Subscriber shall have received the Opinion.

(i) The Subscriber shall have completed a due diligence review of the Company to their sole satisfaction.

The Company covenants that as of the foregoing which haven’t been delivered (or actions taken) at closing shall be delivered for the requisite action taken within two (2) business days of the closing date unless otherwise indicated herein.

11. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, confirmed email (with a hard copy by mail or fax) or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: if to the Company, to: MyDX, Inc., Att: CEO and/or CFO, and (ii) if to the Subscribers, to the one or more addresses and telecopier numbers indicated on the signature pages hereto.

(b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber.

(c) Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Subscribers (or transferees of Securities) holding a majority in interest of the Preferred Stock, or upon execution hereof by Existing Investors desiring to exercise their Participation Rights. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(e) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(f) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(e) hereof, each of the Company, Subscriber and any signatory hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(g) Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under this Agreement are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under this Agreement. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber or other person of entity and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in this Agreement, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company and each Subscriber acknowledges that it has elected to provide all Subscribers with the same terms and this Agreement for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to this Agreement in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to this Agreement or the transactions contemplated hereby.

(h) Business/Calendar Days. Unless otherwise indicated, references to days in this Agreement will refer to calendar days.

(i) Termination. In the event that the Closing shall not have occurred with respect to the on or before ten (10) business days from the date hereof due to the Company’s or the Subscribers’ failure to satisfy the conditions set forth in Sections 11 and 12 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

LIST OF EXHIBITS & SCHEDULES

Exhibits

Exhibit A	Certificate of Designation
Exhibit B	Form of Investor Warrant
Exhibit C	{Omitted}
Exhibit D	Escrow Agreement

Schedule 1.2	Use of Proceeds

COMPANY SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

MYDX, INC.,

By:	/s/ Daniel Yazbeck
Name:	Daniel Yazbeck
Title:	Chief Executive Officer

SUBSCRIBER:

(By Counterpart Signature Pages)

SUBSCRIBER COUNTER-SIGNATURE PAGE

(For Individual Subscribers Pursuant to Subscription Agreement of MyDx, Inc.

Series B Preferred Stock and Warrants, December 2016)

This Subscription Agreement is hereby executed and entered into by the below Subscriber.

Purchase Price and Principal Amount Subscribed For:

Signature (Individual)

$_300,000
Name (Print)

Street address

City, State and Zip Code

Tax Identification or Social Security Number

( )
Telephone Number

( )
Facsimile Number

Address to Which Correspondence Should Be Directed (if different from above)

c/o Name

Street Address

City, State and Zip Code

( )
Telephone Number

( )
Facsimile Number

SUBSCRIBER COUNTER-SIGNATURE PAGE

(for Corporation, Partnership, Pursuant to Subscription Agreement of MyDx, Inc.,

Series B Preferred Stock and Warrants December 2016)

This Subscription Agreement (including the Questionnaire) is hereby executed and entered into by the below Subscriber:

Purchase Price and Principal Amount Subscribed For:
Name of Entity

$_____________________________
Type of Entity (i.e., corporation, partnership, etc.)

Tax Identification or Social Security Number

State of Formation of Entity

Name of Signatory Typed or Printed

Its:
Title

Address to Which Correspondence Should Be Directed (if different from above)

c/o Name

Street Address

City, State and Zip Code

( )
Telephone Number

( )
Facsimile Number

*If Preferred Stock and Warrants are being subscribed for by an entity, the Certificate of Signatory that follows must also be completed.

CERTIFICATE OF SIGNATORY

To be completed if Preferred Stock and Investor Warrants are being subscribed for by an entity.

I, Daniel Yazbeck am the President of YCIG, Inc. (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement relating to the sale of Preferred Stock and Investor Warrants of MyDx, Inc. and to purchase and hold the said Securities. The Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have hereto set my hand this 23 day of December, 2016.

/s/ Daniel Yazbeck
Signature

MYDX, INC.

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF

SERIES B PREFERRED STOCK,

$0.001 PAR VALUE PER SHARE

(Pursuant to Nevada Revised Statute 78.1955)

MyDx, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board”) on December 23, 2016, in accordance with the provisions of its Amended and Restated Articles of Incorporation (as amended, the “Articles of Incorporation”) and bylaws. The authorized series of the Corporation’s previously-authorized preferred stock shall have the following preferences, privileges, powers and restrictions thereof, as follows:

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of Articles of Incorporation, the Board hereby authorizes a series of the Corporation’s previously authorized preferred stock (the “Preferred Stock”) and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

A.	PREFERRED STOCK

The Corporation is authorized to issue up to 10,000,000 shares of preferred stock, par value $.001 per share. Three Hundred Thousand (300,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.          Dividends.

From and after the date of the issuance of any shares of Series B Preferred Stock, dividends shall accrue and be payable quarterly, at the rate per annum of $.10 per share, and shall accrue on such shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) (collectively, the “Accruing Dividends”) and be compounded quarterly to reflect 10% of the Series B Original Issuance Price (as hereinafter defined) plus any Accruing Dividends which are unpaid. Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to the sum of (i) the dollar amount of the aggregate Accruing Dividends then accrued on such share of Series B Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series B Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend. The “Series B Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. In the event of any adjustment to the Series B Original Issue Price, said adjustment shall be reflected in the original issuance price of each subsequent series, if any, of Series B Preferred Stock issued.

Ex A-1

2.         Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1        Preferential Payments to Holders of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock (or any other class of equity or convertible securities) by reason of their ownership thereof, an amount per share equal to 1.35 times the Series B Original Issue Price, plus any Accruing Dividends not paid, whether or not declared, together with any other dividends declared but not paid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2       Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series B Preferred Stock the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series B Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Series B Liquidation Amount.”

Ex A-2

2.3       Deemed Liquidation Events.

2.3.1      Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the Series B Director (or, for avoidance of doubt, in each case in this Certificate where vote of Series B Director is required, if no such Series B Director is appointed or in office, then the affirmative vote of the holders of a majority of the Series B Preferred Stock) elect otherwise by written notice sent to the Corporation (which allocation may be made or not made in their sole and absolute discretion) at least five (5) days prior to the effective date of any such event:

(a)          a merger, share exchange or consolidation in which

(i)            the Corporation is a constituent party or

(ii)           a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger, share exchange or consolidation.

(b)        the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned, unencumbered (which shall remain unencumbered) subsidiary of the Corporation.

(c)        any Mandatory Redemption (as defined in Section 6 below) is required to take place and is not promptly consummated as provided in Section 6.

2.3.2      Effecting a Deemed Liquidation Event.

(a)        The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger, share exchange or consolidation for such transaction (the “Merger Agreement”) provides (i) that the consideration payable to the stockholders of the Corporation shall first be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2, and (ii) that in the event that the Series B Liquidation amount is not fully paid as a result of such liquidation, the surviving corporation shall issue in exchange for the Series B Preferred Stock preferred securities of the surviving corporation, securities with security preferred rights, dividend amounts and preference rights, voting rights and all other rights which are identical to those of the Series B Preferred Stock, with no decrease in assets or increase of indebtedness liability in the surviving corporation.

Ex A-3

(b)        In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 15 calendar days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series B Preferred Stock no later than the fifteenth (15th) calendar day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series B Preferred Stock which right shall be in addition to other rights of redemption of the holders of such Series B Preferred Stock, and (ii) if the holders of at least a majority of the then outstanding shares of Series B Preferred Stock so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) calendar days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the one hundred twentieth (120th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series B Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series B Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Subsections 6.2 through 6.4 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series B Preferred Stock pursuant to this Subsection 2.3.2(b). Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall hold all consideration received and other value in trust for the benefit of the Series B Preferred Stock holders and shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event. In the event of a Deemed Liquidation Event the Series B Conversion Price shall be automatically and without any action necessary on any party, be reduced to the lower Series B Conversion Price indicated below.

2.3.3      Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation; provided, however, that any securities not subject to resale restriction (by law, contract or otherwise) shall be valued based on:

(a)     if traded on a securities exchange or the NASDAQ Stock Market, or are quoted on the OTC Bulletin Board quotation system then the value shall be deemed to be the average of the closing prices of the securities on such exchange or NASDAQ or the average of the closing bid prices on the OTC Bulletin Board system, as the case may be, over the thirty (30) day period ending three (3) days prior to the closing of such transaction;

Ex A-4

(b)     if actively traded over-the-counter (which shall mean greater than $100,000 in dollar volume traded per day, determined by multiplying the number of shares traded per day by the daily volume weighted average price as reported by Bloomberg L.P.), the value shall be deemed to be the average of the closing bid prices over the thirty (30) day calendar period ending three (3) days prior to the closing of such transaction; or

(c)     if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

2.3.4      Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation or the acquiring entities upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.          Voting.

3.1        General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast one (1) vote for each share of Series B Preferred Stock held. Except as provided by law or by the other provision herein, holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.

Ex A-5

3.2        Election of Directors. The holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect a director of the Corporation (the “Series B Director”). Any director elected as provided in the preceding sentence may be removed with or without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series B Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series B Preferred Stock, the remaining Series B Director in office, if any (which appointment shall be subject to removal by the Series B Preferred Stock holders as provided herein) or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting or as may be appointed pursuant to a voting or similar agreement of the parties; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series B Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of the Series B Preferred Stock and the rights of the holders of the Common Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series B Original Issue Date (as defined below) on which there are issued and outstanding less than 20,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock). All references herein to matters, events or actions that require consents or approvals or the exercise of a veto right of the “Series B Director” or of the “Board, including the Series B Director” or similar terms, shall require the affirmative consent in writing of the Series B Director for such consent or approval (or, if not affirmatively approved in writing by the Series B Director shall be deemed vetoed or denied) and, in the event that no Series B Director is in office, then such consent, approval or exercise of veto right shall require affirmative consent of holders of a majority of the outstanding Series B Preferred Stock (or, if not so approved, shall be deemed vetoed or denied). At any time that veto right or requirement to consent to a matter is not obtained such matters shall be deemed not to have been approved or authorized by the Corporation. The rights provided by this Subsection 3.2 and all related rights in this Certificate, may be waived only if waived in writing by the Series B Director.

3.3        Series B Preferred Stock Protective Provisions. At any time when at least 20,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law, the Certificate of Incorporation or this Certificate) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock and the Series B Director (if any is in office), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a)     liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b)     amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation, as amended, in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock in any respect;

Ex A-6

(c)     issue any common stock, preferred stock, warrants, notes convertible notes, warrants or any other securities (or otherwise enter into agreements to issue any securities) or otherwise create, or authorize the creation of, or issue (other than additional shares of Series B Preferred stock which may only be authorized, created and issued upon consent of the Series B Director) or obligate itself to issue shares of, any additional class or series of capital stock under any circumstances without consent of the Series B Director;

(d)     (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B Preferred Stock in respect of any such right, preference or privilege, or (iii) otherwise alter the amount of shares or rights of shares of common stock in escrow as conversion shares pursuant to Section 4.3.2 below;

(e)     purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series B Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board of Directors, including the approval of the Series B Director;

(f)     create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt or debt security or incurrence of debt, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $25,000 other than equipment leases or bank warehouse lines of credit, unless such debt security has received the prior approval of the Board of Directors, including the approval of the Series B Director (if any is entitled to be in office);

(g)     create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(h)     increase above six (6) or decrease below two (2) the authorized number of directors constituting the Board of Directors;

Ex A-7

(i)     enter into any employment agreement, consulting agreement, independent contractor agreement or other similar agreements with any director, officer, shareholder or other member of management (or any of their affiliates or designees) or otherwise pay or accrue any salaries of any such person; or

(j)     enter into any contract providing for obligations of the Corporation to pay, at one time or over a series of payments (whether through the life of the contract or otherwise) the amount of over $25,000.

4.          Optional Conversion.

The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1        Right to Convert.

4.1.1      Conversion Ratio. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time in whole or in part (until a Mandatory Conversion Time, as defined in Section 5.1 below), and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” shall initially be $0.0001 per share. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. Notwithstanding the foregoing, no holder of Series B Preferred Stock shall be entitled to convert the Series B Preferred Stock on any conversion date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such holder of Series B Preferred Stock and its affiliates on a given conversion date, and (ii) the number of shares of Common Stock issuable upon conversion of Series B Preferred Stock held by such shareholder with respect to which the determination of this limitation is being made on a conversion date, which would result in beneficial ownership by such Series B Preferred Stock holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”), and Rule 13d-3 thereunder. Subject to the foregoing, a Series B Preferred Stock holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Corporation to increase such. The holder of Series B Preferred Stock may decide whether to convert its or his Series B Preferred Stock to achieve an actual 4.99% or greater.

4.1.2      Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series B Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the earlier of (a) the twentieth (20th) day after notice of redemption is provided and (b) the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in either of which cases the Conversion Rights for such shares shall continue until such price is paid in full; provided, however, that in the event that a Preferred Stock holder is unable to convert all of their Series B Preferred Stock as a result of the limitations set forth in Section 4.1.1, then the Conversion Rights of shares designated for redemption shall terminate on the ninetieth (90th) day after the earlier to occur of the dates set forth in (a) or (b) above. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series B Preferred Stock.

Ex A-8

4.2        Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3        Mechanics of Conversion.

4.3.1      Notice of Conversion. In order for a holder of Series B Preferred Stock to voluntarily convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time but in no event later than four (4) business days, (i) issue and deliver (or cause its transfer agent to issue or deliver) to such holder of Series B Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series B Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series B Preferred Stock converted. In the event that shares issuable upon conversion are not delivered and received within seven (7) full business days of conversion, the Corporation shall pay all damages and losses relating to such failure to deliver shares (the “Liquidated Damages”). Liquidated Damages shall include, without limitation, $10,000 per day after the above seven (7) day period for each 100,000 shares of Preferred Stock converted (or increments thereof) in addition to any actual damages, such as, without limitation, lost profits resulting from the holder’s inability to sell, transfer or deliver the underlying shares to a third party.

Ex A-9

4.3.2      Reservation of Shares. The Corporation has reserved 3,500,000,000 shares for issuance upon conversion of the Series B Preferred Stock which have been reserved and utilized for issuance in accordance with such conversion. In addition, the Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series B Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series B Conversion Price.

4.3.3      Effect of Conversion. All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefore (and the absolute right to Liquidated Damages of shares not so delivered), to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and may not be reauthorized or reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

4.3.4      No Further Adjustment. Upon any such conversion, no adjustment to the Series B Conversion Price shall be made for any declared but unpaid dividends on the Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5      Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

Ex A-10

4.4        Adjustments to Series B Conversion Price for Diluting Issues.

4.4.1      Special Definitions. For purposes of this Article, the following definitions shall apply:

(a)       “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)       “Series B Original Issue Date” shall mean the date on which the first share of Series B Preferred Stock was issued.

(c)       “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)       “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series B Original Issue Date, other than additional Series B Preferred Stock as authorized by the Series B Director and (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)        shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series B Preferred Stock;;

(ii)       shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)      shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement which are only valid if approved by the Board, including the Series B Director;

(iv)      shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or Warrants issued to the Series B Preferred Stock holders, or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)      shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction which are only valid if approved by the Board of Directors of the Corporation, including the Series B Director; or

Ex A-11

(vi)     shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board, including the Series B Director; or

(vii)     shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board, including the Series B Director.

4.4.2      No Adjustment of Series B Conversion Price. No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written consent of the Series B Director (if any) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3      Deemed Issue of Additional Shares of Common Stock.

(a)       If the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)       If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series B Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series B Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause  (b) shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (i) the Series B Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series B Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

Ex A-12

(c)       If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series B Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series B Original Issue Date), are revised after the Series B Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)       Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.4.4, the Series B Conversion Price shall be readjusted to such Series B Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)       If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series B Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series B Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series B Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

Ex A-13

4.4.4      Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series B Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the applicable Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided however, that if such issuance or deemed issuance was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.001 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued.

4.4.5      Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)          Cash and Property: Such consideration shall:

(i)        insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)       insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation in accordance with formal, reorganized valuation methods; and

(iii)      in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)         Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)        the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

Ex A-14

(ii)       the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6      Multiple Closing Dates; Cancellation of Additional Shares. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series B Conversion Price shall be further readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period). In the event that none of the Additional Shares are issued before the end of the twenty-fourth (24th) month after the date of the initial closing, then all unissued Additional Shares shall be retired and cancelled and may not be issued, and the Board shall amend this Certificate so as to revise Section A above to reflect the foregoing.

4.5        Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series B Original Issue Date effect a subdivision or stock split of the outstanding Common Stock, the Series B Conversion Price in effect immediately before that subdivision or stock split shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series B Original Issue Date combine the outstanding shares of Common Stock, the Series B Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6        Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series B Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series B Conversion Price then in effect by a fraction:

(a)        the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

Ex A-15

(b)       the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (ii) that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

4.7     Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series B Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock at the conversion rates in effect on the date of such event.

4.8     Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3 (Deemed Liquidation Events) and Subsection 3.3 (Series B Preferred Protective Provisions), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger and in addition to any Liquidate Preference Shareholder was entitled to, each share of Series B Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event (without giving effect to the 4.99% limitation of Subsection 4.1.1) into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including, without limitation, provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

Ex A-16

4.9     Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) calendar days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series B Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series B Preferred Stock (but in any event not later than ten (10) calendar days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series B Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B Preferred Stock.

4.10   Notice of Record Date. In the event:

(a)     the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series B Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)     of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)     of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series B Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series B Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series B Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) calendar days prior to the record date or effective date for the event specified in such notice.

Ex A-17

5.          Certain Conversion Events; Adjusted Conversion Price.

5.1        Trigger Events.

(a)     Voluntary Conversion. The holders of Series B Preferred Stock may convert all or a portion of their shares at any time, subject to the limitations set forth in Section 4.1 above.

5.2        Procedural Requirements. All holders of record of shares of Series B Preferred Stock shall be sent written notice of each Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 5. Such Notice shall be provided no less than twenty (20) business days prior to the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender his, her or its certificate or certificates for all such shares covered by the Notice (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series B Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time) other than registration rights and any Liquidated Damages Rights applicable to such holder, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefore. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series B Preferred Stock converted. Such converted Series B Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly. The stock certificate delivery requirements and Liquidated Damages provisions of Section 4.3 above shall apply to all shares to be issued hereby.

6.          Redemption. The Series B Preferred Stock shall not be redeemable by the Corporation, other than a Mandatory Redemption, absent consent of the Series B Director and holders of 66% of the Series B Preferred Stock (in addition to any consents required by the Board and compliance with the Nevada Revised Statutes).

Ex A-18

6.1        Redemption. Upon the earlier to occur of a Deemed Liquidation Event and March 31, 2018, shares of Series B Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price equal to the Series B Original Issue Price per share multiplied by 1.50 (as adjusted for stock splits, recombinations, etc.), plus any Accruing Dividends accrued but not paid thereon, whether or not declared, together with all other declared but unpaid dividends thereon (the “Redemption Price”), unless the Series B Director affirmatively consent in writing to postpone or waive (which may be in whole or in part) such redemption rights (a “Mandatory Redemption”). Any redemption caused herein shall be binding upon all Series B Preferred Stock. The Corporation, in such situation shall and without any required further demand or action by holder, send out the Redemption Notice required by Section 6.2 below within thirty (30) business days of such date set for redemption and the date of each such redemption shall be referred to as a “Redemption Date”. On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series B Preferred Stock owned by each holder, that number of outstanding shares of Series B Preferred Stock determined by dividing (i) the total number of shares of Series B Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); provided, however, that Excluded Shares (as such term is defined in Subsection 6.2) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Series B Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

6.2        Redemption Notice. The Corporation shall send written notice of the redemption (the “Redemption Notice”) to each holder of record of Series B Preferred Stock not less than thirty (30) days prior to each Redemption Date. Each Redemption Notice shall state:

(a)      the number of shares of Series B Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice and factual circumstances under which that the redemption was cause;

(b)      the Redemption Date and the Redemption Price;

(c)      the dates upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1), which date’s shall be extended for any holder in the event the beneficial ownership limitations of Section 4.1 would prevent the conversion by such shareholder of any Series B Preferred Stock;

(d)      that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series B Preferred Stock to be redeemed; and

If the Corporation receives, on or prior to the thirtieth (30th) day after the date of delivery of the Redemption Notice to a holder of Series B Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 6 to any extent or for any reason, then the shares of Series B Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares”. Excluded Shares shall not be redeemed or redeemable pursuant to this Section 6, but may be redeemable at subsequent Redemption Dates in accordance with the notice provisions hereof.

Ex A-19

6.3        Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series B Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series B Preferred Stock shall promptly be issued to such holder.

6.4        Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series B Preferred Stock actually redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series B Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series B Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor. For avoidance of doubt, any remaining Excluded Shares or non converted or redeemed Series B Preferred Stock outstanding shall be deemed outstanding with the rights set forth in this Certificate.

7.          Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Preferred Stock following redemption.

8.          Waiver. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding.

9.          Notices. Any notice required or permitted by the provisions of this Article to be given to a holder of shares of Series B Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

* * *

[-Signature page follows-]

Ex A-20

IN WITNESS WHEREOF, this Certificate of Designation of Series B Preferred Stock has been executed by a duly authorized officer of this corporation on this 23 day of December 2016.

MYDX, INC.,

By:	/s/ Daniel Yazbeck
Name:	Daniel Yazbeck
Title:	Chief Executive Officer

Ex A-21

COMMON STOCK PURCHASE WARRANT

VOID AFTER 5:00 P.M., EASTERN TIME ON JANUARY 3, 2019

For the Purchase of Fifteen Percent (15%) of the

Issued and Outstanding Shares of Common Stock, $0.001 Value

of

MyDx, Inc.

a Nevada corporation

THIS CERTIFIES THAT, for value received, YCIG, INC (the “Holder”), as registered owner of this Common Stock Purchase Warrant (“Warrant”), is entitled to, at any time at or before the Expiration Date (as defined below), but not thereafter, to subscribe for, purchase and receive fifteen percent (15%) of the common shares issued and outstanding as of January 3, 2017, of the fully paid and non assessable shares of common stock (the “Common Stock”), of MyDx, Inc., a Nevada corporation (the “Company”), at $.001 per share (the “Exercise Price”), upon presentation and surrender of this Warrant and upon payment by cashier’s check, wire transfer or credit of the Exercise Price for such Common Stock to the Company at the principal office of the Company; provided, however, that upon the occurrence of any of the events specified in the Statement of Rights of Warrant Holder, a copy of which is attached as Annex 1 hereto, and by this reference made a part hereof, the rights granted by this Warrant shall be adjusted as therein specified.

Upon exercise of this Warrant, the form of election must be duly executed and the instructions for registration of the Shares acquired by such exercise must be completed.

The term Expiration Date (the “Expiration Date”) means the earliest of (i) the first anniversary of the date hereof, (ii) immediately prior to the sale of all of substantially all of the Company’s assets, or (iii) immediately prior to a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; provided, that the Company shall give notice to the Holder at least ten (10) days prior to the events set forth in clauses (i), (ii) and (iii) above.

If the subscription rights represented hereby are not exercised at or before the Expiration Date, this Warrant shall become void, and all rights represented hereby shall cease and expire.

This Warrant may be exercised in accordance with its terms in whole or in part. In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder, evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

In no event shall this Warrant (or the Shares issuable, upon full or partial exercise hereof) be offered or sold except in conformity with the Securities Act of 1933; as amended.

Ex B-1

COMMON STOCK PURCHASE WARRANT

SIGNATURE PAGE

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this January 3, 2017.

MyDx, Inc.

By:	/s/ Daniel Yazbeck
Daniel Yazbeck
Chief Executive Officer

Ex B-2

Form to be used to exercise Warrant:

TO:	MyDx, Inc.	DATE: _______________

The Undersigned hereby elects, irrevocably, to exercise the Warrant and to purchase ________ shares of Common Stock of the Company, and hereby makes payment by cashier’s check of $________________ (at $____) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Warrant is exercised in the name of:

__________________________________

(Name)

 __________________________________

(Address)

 __________________________________

(Taxpayer Number)

and if said number of Warrants exercised shall not be all the Warrants evidenced by the within Warrant Certificate, issue a new Warrant Certificate for the remaining balance of Warrants to the undersigned at the address stated below.

Name of Holder:	______________________________________________
(Please Print)

Signature:	______________________________________________

______________________________________________
(Address)

NOTICE:	The signature to exercise must correspond with the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever.

Ex B-3

Form to be used to transfer Warrants:

TO:	MyDx, Inc.

DATE:	___________________________

For value received, _______________________ hereby sells, assigns and transfers unto __________________________ (Tax ID No._____________________) the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney, to transfer said Warrant Certificate on the books of the company, with full power of substitution in the premises.

Name of Holder:	______________________________________________
(Please Print)

Signature:	______________________________________________

______________________________________________
(Address)

NOTICE:	The signature to transfer must correspond with the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever.

Ex B-4

ANNEX 1 TO MyDx, INC.

COMMON STOCK PURCHASE WARRANT

STATEMENT OF RIGHTS OF WARRANT HOLDER

1. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time at or before the Expiration Date (as defined in the Warrant), by presentation and surrender hereof to the Company, with the Exercise Form annexed hereto duly executed and accompanied by payment by cashier’s check or wire transfer of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant and the Exercise Price at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the common stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such common stock shall not then be actually delivered to the Holder.

2. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a member in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

3. Adjustment in Number of Shares.

(A) Adjustment for Reclassifications. In case at any time or from time to time after January 3, 2017 (“Issue Date”) the holders of the Common Stock of the Company (or any shares or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible members, shall have become entitled to receive, without payment therefore, other or additional shares or other securities or property (other than cash) by way of share-split, spinoff, reclassification, combination of shares or similar corporate rearrangement (exclusive of any dividend of its or any subsidiary’s shares), then and in each such case, the Holder of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of securities and property which such Holder would hold on the date of such exercise if on the Issue Date he had been the holder of record of the number of common stock shares of the Company called for on the face of this Warrant and had thereafter, during the period from the Issue Date, to and including the date of such exercise, retained such shares and/or all other or additional securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period.

(B) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other company the securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date, or in case, after such date, the Company (or any such other company) shall consolidate with or merge into another company or convey all, or substantially all, of its assets to another company, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares or other securities or property receivable upon the exercise of this Warrant after such consummation.

Ex B-5

3.5 Adjustment in Exercise Price. Under no circumstances shall the Exercise Price of the Warrant change. Therefore, in the case of a reverse stock split or recapitalization or any other event, subsequent to any such event, the Exercise Price shall remain $0.001.

4. Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised if the Company shall take any action which would trigger an adjustment (as set forth in Section 3), then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance; lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their common stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

5. Officer’s Certificate. Whenever the number of common stock issuable upon exercise of this Warrant or the Exercise Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer’s certificate showing the adjusted number of common stock or Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

6. Restrictions on Transfer. The Holder of this Warrant, by acceptance thereof; agrees that, absent an effective registration statement, under the Securities Act of 1933 (the “Act”), covering the disposition of this Warrant or the Common Stock issued or issuable upon exercise hereof, such Holder will not sell or transfer any or all of this Warrant or such Common Stock without first providing the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. The certificates evidencing the Warrant and Common Stock which will be delivered to such Holder by the Company shall bear substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REQUIREMENTS FOR SUCH REGISTRATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER. PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY OR ANY PORTION THEREOF OR INTEREST THEREIN MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES (UNLESS THE COMPANY DETERMINES IN ITS SOLE DISCRETION TO USE ITS OWN COUNSEL), WITH ANY SUCH COUNSEL AND OPINION OF COUNSEL TO BE REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Ex B-6

Each Holder of this Warrant, at the time all or a portion of such Warrant is exercised, agrees to make such written representations to the Company as counsel for the Company may reasonably request, in order that the Company may be reasonably satisfied that such exercise of the Warrant and consequent issuance of Common Stock will not violate the registration and prospectus delivery requirements of the Act, or other applicable state securities laws.

7. Piggyback Registration Rights. If, at any time after the Issue Date and expiring on the Expiration Date, the Company proposes to register any of its securities under the Act either for its own account or for the account of others, in connection with the public offering of such equity securities solely for cash, on a registration form that would also permit the registration of the common stock issuable upon exercise of this Warrant (“Warrant Shares”), the Company shall promptly give the Holder written notice of such proposal. Within thirty (30) days after the notice is given, the Holder shall give notice as to the number of Warrant Shares, if any, which have vested and which the Holder requests be registered simultaneously with such registration by the Company. The Company shall use its best efforts to include such Warrant Shares in such registration statement (or in a separate registration statement concurrently filed) which the Holder requests to be so included and to cause such registration statement to become effective with respect to such shares in accordance with the registration procedures set forth in Section 8 hereof. If at any time after giving written notice of its intention to register equity securities and before the effectiveness of the registration statement filed in connection with such registration, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by delivery of written notice to the Holder, (i) in the case of a determination not to effect registration, relieve itself of a reasonably necessary portion of its obligation to register the Warrant Shares under this Section 7 in connection with such registration, or (ii) in the case of a determination to delay registration, delay the registration of the Warrant Shares under this Section 7 for the same period as the delay in the registration of such other equity securities. Each Holder of Warrant Shares requesting inclusion in a registration pursuant to this Section 7 may, at any time before the effective date of the registration statement relating to such registration, revoke such request by delivering written notice of such revocation to the Company (which notice shall be effective only upon receipt by the Company); provided, however, that if the Company, in consultation with its financial and legal advisors, determines that such revocation would require a recirculation of the prospectus contained in the registration statement, then such Holder of Warrant Shares shall have no right to revoke its request.

Ex B-7

8. Expenses and Procedures.

(A) Expenses of Registration. All registration expenses (exclusive of underwriting discounts and commissions) shall be borne by the Company; provided, however, that if a Holder revokes a registration request pursuant to the last sentence of Section 7, the registration expenses in connection with such revoked registration shall be borne by such Holder. Each Holder of Warrant Shares shall bear all underwriting discounts, selling commissions, sales concessions and similar expenses applicable to the sale of the Warrant Shares sold by such Holder.

(B) Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to Section 7 hereof, the Company will keep the Holders of Warrant Shares advised as to the initiation of registration, qualification and compliance and as to the completion thereof. At its expense, the Company will furnish such number of prospectuses and other documents incident thereto as the Holders or underwriters from time to time may reasonably request.

(C) Information. The Company may require each seller of Warrant Shares as to which any registration is being effected to furnish such information regarding the distribution of such Warrant Shares as the Company may from time to time reasonably request and the Company may exclude from such registration the Warrant Shares of any seller who unreasonably fails to furnish such information after receiving such request.

(D) Blue Sky. The Company will, as expeditiously as possible, use its best efforts to register or qualify the Warrant Shares covered by a registration statement at the expense of the Company in such jurisdictions as the holders of such Warrant Shares or, in the case of an underwritten public offering, the managing underwriter shall reasonably request at the expense of the Holders of the Warrant Shares being registered provided that the Company shall not be required in connection with any such registration or qualification or as a condition thereto to qualify to do business in any jurisdiction where it is not so qualified or to take any action which would subject it to taxation or service of process in any jurisdiction where it is not otherwise subject to such taxation or service of process.

(E) Notification of Material Events. The Company will, as expeditiously as possible, immediately notify each holder of Warrant Shares under a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, as expeditiously as possible, amend or supplement such prospectus to eliminate the untrue statement or the omission.

Ex B-8

9. Indemnification.

(A) Indemnification by Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Warrant Shares, its officers, directors, agents and employees, each person who controls such holder (within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, hereinafter the “Exchange Act”), and the officers, directors, agents or employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, all reasonable attorneys’ fees) and expenses (collectively “Loss” or “Losses”), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any prospectus) not misleading, except insofar as the same are based solely upon information furnished to the Company by such holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission made in any preliminary prospectus or prospectus if (i) such holder failed to send or deliver a copy of the prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of Warrant Shares and (ii) the prospectus or prospectus supplement would have corrected such untrue statement or omission. If requested, the Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Warrant Shares. It is agreed that the indemnity agreement contained in this Section 9(A) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

(B) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such indemnified party shall promptly notify the party from which such indemnity is sought (the “Indemnifying Party”) in writing, and the indemnifying party shall assume the defense thereof including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses incurred in connection with the defense thereof. All such fees and expenses (including any fees and expenses incurred in connection with investigation or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within 20 days of written notice thereof to the indemnifying party; provided, however, that if, in accordance with this Section 9, the indemnifying party is not liable to the indemnified party, such fees and expenses shall be returned promptly to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses, (b) the indemnifying party shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to the indemnified party in any such action, claim or proceeding, or (c) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the opinion of counsel for such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the release of such indemnified party from all liability in respect to such claim or litigation without the written consent (which consent will not be unreasonably withheld) of the indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement without the written consent (which consent will not be unreasonably withheld) of the indemnifying party from which indemnify or contribution is sought.

Ex B-9

(C) Contribution. If the indemnification provided for in this Section 9 is unavailable to an indemnified party under Section 9(A) or 9(B) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 9(B), any legal or other fees or expenses reasonably incurred by such party in connection with any action, suit, claim, investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(C) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

11. Reservation of Shares. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued common stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

Ex B-10

12. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

13. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

14. Law Governing. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Nevada.

DATED: January 3, 2017

MyDx, Inc.
A Nevada corporation

By:	/s/ Daniel Yazbeck
Daniel Yazbeck
Chief Executive Officer

Ex B-11

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Escrow Agreement”) is dated as of Decemebr 23, 2016 by and among (i) MyDx, Inc., a Nevada corporation ("MYDX" and individually a “Party”), (ii) YCIG, Inc. “YCIG” and inidvidually a “Party”), and (iii) Nevada Agency and Transfer Company, a Nevada Corporation (the “Escrow Agent or NAT” and individually a “Party”). MyDX, YCIG and the Escrow Agent may hereinafter be referred to collectively as the “Parties.”

RECITALS

WHEREAS, on or about December 23, 2016, YCIG and MyDX entered into a Securities Purchase Agreement (the “Purchase Agreement”);

WHEREAS, pursuant to the terms of the Purchase Agreement, YCIG purchased shares of the Company’s Series B Preferred Stock (the “Preferred Shares”) which rights, preferences and priviliges are outlined in the Certificate of Designation filed with the Nevada Secretary of State (the “Certificate of Designation”)(the Purchase Agreement, the Certificate of Designation and this Escow Agreement may be collectively referred to hereinafter as the “Transaction Documents”);

WHEREAS, pursuant to the terms of the Transaction Documents, MYDX is required to deposit into escrow 3,500,000,000 shares of MYDX’s common stock (the “Purchase Agreement Shares Pool”) which shall be held in the Escrow Agent’s name and disbursed to YCIG, at the sole discretion and election of YCIG, pursuant to the terms of the Transaction Documents;

WHEREAS, pursuant to the Transaction Documents, the Preferred Shares may be converted, in whole or in part, into shares of MYDX’s common stock (the “Common Stock”) held in the Purchase Agreement Shares Pool;

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Escrow Agreement;

DY____MYDX	DY____YCIG	______Escrow Agent

Ex D-1

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and other agreements described in this Escrow Agreement, and for good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DELIVERIES TO THE ESCROW AGENT

1.1 MYDX Deliveries. Upon execution of this Escrow Agreement, MYDX shall deliver the Purchase Agreement Shares Pool to the Escrow Agent as follows:

Issued in the Name of:	Certificate to be Delivered to:

MyDX Reserve and Nevada Agency and Transfer Company as Escrow Agent (Escrow No. NAT-2100)	Reserved by MYDX

1.2 Intention to Create Escrow. MYDX and YCIG intend that the Purchase Agreement Shares Pool shall be held in escrow by the Escrow Agent pursuant to this Escrow Agreement for the sole benefit of YCIG as set forth herein.

1.3 Escrow Agent Deliveries. The Escrow Agent shall hold and release the Purchase Agreement Shares Pool only in accordance with the terms and conditions of this Escrow Agreement.

1.4 Ownership and Dispositive Rights. All Purchase Agreement Shares Pool shall be deemed owned and under the dispositive and voting control of the Escrow Agent until released (and, once released, deemed owned by the person to whom released) from escrow, for purposes of Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended.

ARTICLE II

RELEASE OF ESCROWED ITEMS

2.1 Disbursement of Purchase Agreement Redemption Shares. Pursuant to the Transaction Documents, YCIG has the sole right, discretion and authority to either redeem or convert the Preferred Shares into shares of Common Stock from the Purchase Agreement Shares Pool (such shares shall be referred to hereinafter as the “Redemption Shares”). The Escrow Agent shall release to YCIG the Redemption Shares from the Purchase Agreement Shares Pool upon YCIG delivery to the Escrow Agent of a notice of conversion (a “Redemption Demand” a form of which has been attached hereto as Exhibit A) which shall state: (i) the number of Redemption Shares being converted from the Purchase Agreement Shares Pool; and (ii) the current balance of the Purchase Agreement Shares Pool remaining in escrow after each Redemption Demand. With respect to release of the Redemption Shares to YCIG, the sole requirement for the release of the Redemption Shares shall be that an Exhibit A Redemption Demand shall have been completed, executed and delivered to the Escrow Agent by YCIG. The Escrow Agent shall be authorized to release such Redemption Shares upon the receipt of such Redemption Demand.

DY____MYDX	DY____YCIG	______Escrow Agent

Ex D-2

2.2 Court Order to Release Escrow. Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Purchase Agreement Shares Pool in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the Party presenting the Court Order to the Escrow Agent to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

2.3 Acknowledgement of YCIG, MYDX and Escrow Agent; Disputes. The Parties acknowledge that the only terms and conditions upon which the Purchase Agreement Shares Pool are to be released are set forth in this Escrow Agreement. Any dispute with respect to the release of Purchase Agreement Shares Pool shall be resolved pursuant to this Escrow Agreement or by agreement between YCIG and MYDX.

ARTICLE III

CONCERNING THE ESCROW AGENT

3.1 Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(a) The Parties acknowledge and agree that the Escrow Agent (i) once in receipt of a Redemption Demand from YCIG, shall not be responsible for or bound by, and shall not inquire into whether YCIG is entitled to receipt of Purchase Agreement Shares Pool pursuant to, any other agreement or otherwise; (ii) shall not be responsible for, or have any duty to inquire into, or be required to enforce any of the terms and provisions of the Transaction Documents other than this Escrow Agreement; (iii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Escrow Agreement; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or Party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; and (v) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized.

(b) Without limiting the foregoing, the Escrow Agent shall not be responsible for, or have any duty to inquire into, monitor or enforce obligations between MYDX and YCIG as to whether there was support or justification for the Escrow Agent to act in accordance with written instructions of YCIG in attached Exhibit A or any written alternative acceptable to Escrow Agent that included (with anything else) the material or content of Exhibit A.

(c) In the event of the Escrow Agent’s resignation and/or termination, YCIG will issue to the Escrow Agent instructions authorizing delivery of the Purchase Agreement Shares Pool to a substitute Escrow Agent selected by the YCIG. If no successor Escrow Agent is named by YCIG, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent, and to deposit the Purchase Agreement Shares Pool with the clerk of any such court.

DY____MYDX	DY____YCIG	______Escrow Agent

Ex D-3

(d) The provisions of this Section shall survive the resignation of the Escrow Agent or the termination of this Escrow Agreement.

3.2 Dispute Resolution: Judgments. If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Purchase Agreement Shares Pool, the Escrow Agent shall continue to follow the terms of the Escrow Agreement and issued shares of MYDX’s Common Stock pursuant to a Redemption Demand unless the Escrow Agent (i) recieves Joint Instruction from MYDX and YCIG, or (ii) deposits the Purchase Agreement Shares Pool with any court of competent jurisdiction in California, in which event the Escrow Agent shall give written notice thereof to MYDX and YCIGand shall thereupon be relieved and discharged from all further obligations pursuant to this Escrow Agreement.

3.3 Maximum Conversion. The Escrow Agent shall not issue to YCIG upon a Redemption Demand a number of shares of MYDX’s Common Stock which would result in beneficial ownership by YCIGand its affiliates of more than 4.99% of the outstanding shares of Common Stock of MYDX on the date of such a Redemption Demand, unless the Escrow Agent receives specific instruction from YCIGallowing such an issuance in excess of 4.99% of the outstanding shares of Common Stock of MYDX. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

ARTICLE IV

GENERAL MATTERS

4.1 Termination. This escrow shall terminate upon the release of all shares held in the Purchase Agreement Shares Pool or at any time upon the agreement in writing of MYDX and YCIG.

DY____MYDX	DY____YCIG	______Escrow Agent

Ex D-4

4.2 Notices. All notices, requests, demands or other communications required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

To the Escrow Agent at: Nevada Agency and Transfer Company 50 West Agency and Transfer Company	To MYDX at: MyDx 6335 Ferris Square Suite B San Diego, Ca 92121
To YCIG at: YCIG, Inc. info@yazbeckinvestments.com

4.3 Assignment; Binding Agreement. Neither this Escrow Agreement nor any right or obligation hereunder shall be assignable by any Party without the prior written consent of YCIG. This Escrow Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and assigns.

4.4 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by law.

4.5 Counterparts/Execution. This Escrow Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Escrow Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

4.6 Entire Agreement. This Escrow Agreement constitutes the entire agreement between the Parties hereto pertaining to the Purchase Agreement Shares Pool and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no warranties, representations and other agreements made by the Parties in connection with the subject matter hereof except as specifically set forth in this Escrow Agreement.

4.7 Waivers and Amendments. This Escrow Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all Parties, or, in the case of a waiver, by the Party waiving compliance. Except as expressly stated herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

DY____MYDX	DY____YCIG	______Escrow Agent

Ex D-5

4.8 Headings. The division of this Escrow Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Escrow Agreement.

4.9 Law Governing this Agreement. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by any Party against the other concerning the transactions contemplated by this Escrow Agreement shall be brought only in the state courts of California or in the federal courts located in the state of California. All Parties and the individuals executing this Escrow Agreement agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the Party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other Party its reasonable attorney's fees and costs.

4.10 Specific Enforcement, Consent to Jurisdiction. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Escrow Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Escrow Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. MYDX, and YCIG hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

SIGNATURE PAGE FOLLOWS

DY____MYDX	DY____YCIG	______Escrow Agent

Ex D-6

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have duly executed this Escrow Agreement as of the day and year first written above.

MYDX, Inc. :		YCIG, Inc:

By:	/s/ Daniel Yazbeck	By:	/s/ Daniel Yazbeck
	Daniel Yazbeck		Daniel Yazbeck
Its:	Chief Executive Officer	Its:	President

ESCROW AGENT Nevada Agency and Trust Company
By:
Its:

A FACSIMILE COPY OF THIS ESCROW AGREEMENT SHALL HAVE THE SAME
LEGAL EFFECT AS AN ORIGINAL OF THE SAME

DY____MYDX	DY____YCIG	______Escrow Agent

Ex D-7

EXHIBIT A

Redemption Demand

Dated _______________

Pursuant to the terms of the Escrow Agreement by between (i) MyDx, INC., a Nevada corporation ("MYDX"), (ii) YCIG, Inc. (“YCIG”), and (iii) Nevada Agency and Transfer Compmay, (the “Escrow Agent”). YCIG hereby demands the issuance of _____________________ shares of MYDX’s common stock (the “Purchase Agreement Redemption Shares”) to be issued in the name of _____________________and delivered to the following:

Name

Address

Number of Shares to be Issued…………………………..
Remaining Shares……………………………….

Please send the certificate representing the shares via Federal Express overnight delivery using Federal Express Account No.________________.

Very truly yours,

DY____MYDX	DY____YCIG	______Escrow Agent

Ex D-8

Schedule 1.2

Use of Proceeds

USE OF PROCEEDS	AMOUNT
	$
PAYROLL December 31, 2016	$
	$
	$
	$
	$
	$
TOTAL		$321,000